                                                                   EXHIBIT 10.89


                                AMENDMENT NO. 1
                                     TO THE
                  LOMAS MORTGAGE USA, INC. SEVERANCE PAY PLAN


         This Amendment No. 1 to the Lomas Mortgage USA, Inc. Severance Pay Plan (the "Plan") is executed by Lomas Mortgage USA, Inc. (the "Company") effective as of October 6, 1995.

                              W I T N E S S E T H:

         WHEREAS, the Company adopted the Plan, effective October 5, 1995 for the purpose of retaining its employees by providing severance protection; and

         WHEREAS, the Company has adopted an amendment to its pension plan to provide for an additional retirement benefit for its eligible employees whose jobs are eliminated; and

         WHEREAS, the Company desires to amend the Plan pursuant to the terms thereof to offset the benefits payable under the Plan by the additional retirement benefit, if any, payable from the Company's pension plan;

         NOW, THEREFORE, the Plan is amended as follows.

         (1) Section 3.2 of the Plan is amended by adding a new sentence to the end thereof to read as follows:

         Notwithstanding the preceding provisions of this Section 3.1, the amount of any Severance Pay payable to a Covered Employee under the Plan shall be reduced by the amount of the additional retirement benefit multiplied by .9091 except for those employees not receiving an excise tax gross up equivalent, if any, payable to the Covered Employee pursuant to the provisions of Section 5.07 of The Lomas Financial Group Pension Plan (As Restated Effective January 1,
         1991)(the "Pension Plan"), the amount of such reduction to be determined under the terms of the Pension Plan based on the value of a single sum payment of the additional retirement benefit thereunder calculated at the time Severance Pay otherwise would be payable hereunder.

         (2) Schedule 1 to the Plan hereby is amended by restatement in its entirety to read as follows:
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                     Schedule I to Employees Severance Plan

                      Designated Groups and Severance Pay

Tier                     Name of                        Job                  Severance Pay
                    Designated Group             Evaluation Points
  1                 Senior Executives              965 and above               18 months
  2                    Management                   422 5o 964                 6 months
  3                   Professionals                 248 to 421                 4 months
  4                All Other Employees               0 to 247                  2 months


*But in no event less severance pay than would have been provided to any participant under the previous Lomas Financial Corporation Employee Severance Pay Plan contained in the Employee Handbook and provided in Exhibit 1, reduced for certain payments from the Lomas Financial Group Pension Plan (As Restated Effective January 1, 1994) as described in the Lomas Mortgage USA, Inc. Severance Pay Plan.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 on this 12th day of October, 1995, effective as set forth above.


                                           LOMAS MORTGAGE USA, INC.



                                           By: /s/ ERIC D. BOOTH
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